UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 25, 2023

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-06089	44-0607856
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	HRB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 25, 2023, H&R Block, Inc. (the “Company”) and its wholly-owned subsidiary, Block Financial LLC (“Block Financial”), entered into the First Amendment (the “Amendment”) to the Fourth Amended and Restated Credit and Guarantee Agreement, dated as of June 11, 2021 (the “Agreement”), by and among Block Financial, as borrower, the Company, as guarantor, the lenders party thereto from time to time (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”).

Pursuant to the terms of the Amendment, Block Financial, the Company, the Lenders, and the Agent have agreed to replace the LIBOR-based interest rate applicable to borrowings under the Agreement with a SOFR-based interest rate in advance of the cessation of LIBOR occurring on June 30, 2023.

The foregoing description of the Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Amendment, as executed by the parties thereto, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1
First Amendment to Fourth Amended and Restated Credit and Guarantee Agreement, dated May 25, 2023, by and among Block Financial LLC, H&R Block, Inc., the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	May 30, 2023	By:	/s/ Katharine M. Haynes
Katharine M. Haynes
Vice President and Secretary